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INDEPENDENT AUDITORS’ REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of American Bonanza Gold Corp.

We have audited the accompanying consolidated financial statements of American Bonanza Gold Corp. ("the Entity”), which comprise the consolidated statement of financial position as at December 31, 2012, the consolidated statements of operations and comprehensive loss, changes in equity and cash flows for each of the years in the two year period ended December 31, 2012 , and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

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American Bonanza Gold Corp.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of American Bonanza Gold Corp. as at December 31, 2012, and its consolidated financial performance and its consolidated cash flows for each of the years in the two year period ended December 31, 2012 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

Without modifying our opinion, we draw attention to note 1 in the consolidated financial statements which indicates that the Entity continues to incur losses and currently requires additional financing to carry-out its near-term operating plans and to meet its obligations as it transitions from the commissioning stage to commercial production at its Copperstone project. These conditions, along with other matters as set forth in note 1 in the consolidated financial statements, indicate the existence of a material uncertainty that cast significant doubt about the Entity’s ability to continue as a going concern.

Chartered Accountants

March 27, 2013
Vancouver, Canada